Exhibit 6(a)(ii)

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                         AND ARTICLES OF REDOMESTICATION

                                       OF

                  GLENBROOK LIFE AND ANNUITY INSURANCE COMPANY


     We, the undersigned, acting as incorporators for the purpose of redomesticating Glenbrook Life and Annuity Company, an Illinois corporation, which intends to continue its existence, without interruption, as a corporation organized under the laws of the State of Arizona pursuant to Arizona Revised Statutes ss. 20-231.A, do hereby adopt the following Amended and Restated Articles of Incorporation and Articles of Redomestication for said corporation.

                                    ARTICLE I

     The name of the corporation shall be Glenbrook Life and Annuity Company

                                   ARTICLE II

     The corporation was incorporated in the State of Indiana on August 25, 1965, and subsequently reorganized under the laws of the State of Illinois on April 17, 1992.


                                   ARTICLE III

     The existence of the corporation shall be perpetual.

                                   ARTICLE IV

     Upon the approval of these Amended and Restated Articles of Incorporation and Articles of Redomestication by the necessary regulatory authorities, Glenbrook Life and Annuity Company shall be and continue to be possessed of all privileges, franchises and powers to the same extent as if it had been originally incorporated under the laws of the State of Arizona; and all privileges, franchises and powers belonging to said corporation, and all property, real, personal and mixed, and all debts due on whatever account, all Certificates of Authority, agent appointments, and all chooses in action, shall be and the same are hereby ratified, approved, confirmed and assured to Glenbrook Life and Annuity Company with like effect and to all intents and purposes as if it had been originally incorporated under the laws of the State of Arizona. Said corporation shall be given recognition as a domestic corporation of the State of Arizona from and after August 25, 1965, and as a domestic insurer of the State of Arizona from and after August 25, 1965, the dates of its initial incorporation and authorization to transact insurance business under the laws of the State of Indiana, effective the date of filing with the Arizona Corporation Commission.

                                    ARTICLE V

     The nature of the business to be transacted and the objects and purposes for which this corporation is organized include the transaction of any and all lawful business for which insurance corporations may be incorporated under the laws of the State of Arizona without limitation, and as said laws may be amended from time to time, and specifically said corporation shall be authorized to transact disability insurance, life insurance, annuities, variable life insurance and variable annuities as defined pursuant to A.R.S. ss.ss. 20-253, 20-254, 20-254.01, 20-2601 and 20-2632 respectively, together with such other kinds of insurance as the corporation may from time to time be authorized to transact, and to act as a reinsurer of business for which it is duly authorized consistent with the applicable federal and state requirements.

                                   ARTICLE VI

     The authorized capital of the corporation shall be $2,100,000, and shall consist of 4,200 shares of voting common stock with a par value of $500.00 per share. No holders of stock of the corporation shall have any preferential right to subscription to any shares securities convertible into shares of stock of the corporation, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine, and at such price as the Board of Directors in its discretion may fix; and any shares or convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock at the time existing.

     Nothing herein contained shall be construed as prohibiting the corporation from issuing any shares of authorized but unissued common stock for such consideration as the Board of Directors may determine, provided such issuance is approved by the shareholders of the corporation by a majority of the votes entitled to be cast at any annual or special meeting of shareholders called for that purpose. No such authorized but unissued stock may, however, be issued to the shareholders of the corporation by way of a stock dividend, split-up or in any other manner of distribution unless the same ratable stock dividend, stock split-up or other distribution be declared or made in voting common stock to the holder of such voting common stock at the time outstanding. Each holder of common stock shall be entitled to participate share for share in any cash dividends which may be declared from time to time on the common stock of the corporation by the Board of Directors and to receive pro rata the net assets of the corporation on liquidation.

                                   ARTICLE VII

     The affairs of the corporation shall be conducted by a Board of Directors consisting of not less than five (5) nor more than fifteen (15) directors as fixed by the bylaws, and such officers as said directors may at any time elect or appoint. No officer or director need be a shareholder of this corporation. Ten (10) directors shall constitute the initial Board of Directors. The names and addresses of the persons who are to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified, and of the persons who are to serve as officers until the next annual meeting of the directors or until their successors are elected and qualify, are:

         Board of Directors

         Louis Gordon Lower, II., Chairman
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Peter Hall Heckman
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Michael Joseph Velotta
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         George Craig Whitehead
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         John Roger Hunter
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Brent Herman Hamann
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Sarah Romans Donahue
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Kevin Rourke Slawin
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Timothy Nicholas Vander Pas
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Thomas Joseph Wilson, II.
         Allstate Plaza North
         2775 Sanders Road
         Northbrook, Illinois  60062-7154

         Officers

         Louis Gordon Lower, II, Chief Executive Officer
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Pete Hall Heckman - President and Chief Operating Officer Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Michael Joseph Velotta - Vice President, Secretary and General Counsel Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         James Philip Zils - Treasurer
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Marla Gay Friedman - Vice President
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Kevin Rourke Slawin - Vice President
         Allstate Plaza West
         3100 Sanders Road
         Northbrook, Illinois  60062-7154

         Casey Joseph Sylla - Chief Investment Officer
         Allstate Plaza North
         2775 Sanders Road
         Northbrook, Illinois  60062-7154

     The directors shall have the power to adopt, amend, alter and repeal the Bylaws, to manage the corporate affairs and make all rules and regulations expedient for the management of the affairs of the corporation, to remove any officer and to fill all vacancies occurring in the Board of Directors and offices for any cause, and to appoint from their own number an executive committee and other committees and vest said committees with all the powers permitted by the Bylaws.


                                  ARTICLE VIII

     The Corporation may indemnify any person as permitted by the laws of the State of Arizona, and as further specified in its Bylaws, including the power to purchase and maintain insurance to indemnify the corporation for any obligation which it may incur as a result of such indemnification.


                                   ARTICLE IX

     All directors of the corporation shall be elected at the annual meeting of the shareholders, which shall be held on the third Tuesday of February of each year or such other date and time as may be determined by the Board of Directors, unless such day falls on a holiday, in which event the regular annual meeting shall be held on the next succeeding business day.

                                    ARTICLE X

     The registered office of business of the corporation shall be located in the City of Phoenix, Maricopa County, Arizona, but it may have other places of business and transact business, and its Board of Directors or shareholders may meet for the transaction of business, at such other place or places within or without the State of Arizona which its Board of Directors may designate.

                                   ARTICLE XI

     The fiscal year of the corporation shall be the calendar year.



                                   ARTICLE XII

     In no event shall the corporation incur indebtedness in excess of the amount authorized by law.

                                  ARTICLE XIII

     The shares of the corporation, when issued, shall be non-assessable, except to the extent required by the Constitution, specifically, but not in limitation thereof, as provided by Article XIV, Section 11 of the Constitution of the State of Arizona and the laws of the State of Arizona.

                                   ARTICLE XIV

     The private  property of the  shareholders,  directors  and officers of the
corporation   shall  be  forever  exempt  from  debts  and  obligations  of  the corporation.

                                   ARTICLE XV

     The Bylaws of the corporation may be repealed, altered amended, or substitute Bylaws may be adopted, by the directors or the shareholders, in accordance with the provisions contained in said Bylaws.

                                   ARTICLE XVI

     J. Michael Low of 2999 North 44th Street, Suite 250, Phoenix, Arizona, 85018, having been a bona fide resident of Arizona for at least three (3) years, is hereby appointed the statutory agent of this corporation in the State of Arizona, upon whom notices and processes, including service of summons, may be served, and which, when so served shall have lawful personal service on the corporation. The Board of Directors may revoke this appointment at any time, and shall fill the vacancy in such position whenever one exists.


                                  ARTICLE XVII

     The names and addresses of the incorporators of the corporation are:

         J. Michael Low
         Low & Childers, P.C.
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         S. David Childers
         Low & Childers, P.C.
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         Steven R. Henry
         Low & Childers, P.C.
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         Kathleen T. Newcomb
         Low & Childers, P.C.
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         Charles R.  Bassett
         Low & Childers, P.C.
         2999 North 44th Street, Suite 250
         Phoenix, Arizona 85018


All individual incorporators are eighteen (18) years of age or older.

     All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Amended and Restated Articles of Incorporation and Articles of Redomestication to the Arizona Corporation Commission for filing.

     IN WITNESS WHEREOF, we hereunto affix our signatures as of the ____ day of , 199 .


----------------------------        -----------------------------
      J. Michael Low                      S. David Childers



----------------------------        -----------------------------
      Steven R. Henry                     Kathleen T. Newcomb


----------------------------
       Charles R.  Bassett

     Subscribed, sworn to and acknowledged before me this _______ day of , 199 .


---------------------

                                             -------------------------
  Notary Public
My Commission Expires:

-------------------------

                         APPOINTMENT OF STATUTORY AGENT


     I, J. Michael Low, being a resident of the State of Arizona for at least three (3) years preceding this appointment, do hereby accept appointment as Statutory Agent for Glenbrook Life and Annuity Company in accordance with the Arizona Revised Statutes until appointment of a successor Statutory Agent and removal.

     DATED, this ____ day of , 199 .




                                         ------------------------------
                                              J. Michael Low, Esq.
                                              Low & Childers, P.C.

                         APPOINTMENT OF STATUTORY AGENT


     I, J. Michael Low, being a resident of the State of Arizona for at least three (3) years preceding this appointment, do hereby accept appointment as Statutory Agent for Glenbrook Life and Annuity Company in accordance with the Arizona Revised Statutes until appointment of a successor Statutory Agent and removal.

     DATED, this ____ day of        , 199 .




                                       ------------------------------
                                            J. Michael Low, Esq.
                                            Low & Childers, P.C.























RECEP/ALLSTATE/
ART OF INC
GLENBROOK
February 22, 1999
10005-004